For Release Jan. 29, 2009	Contacts:
5:00 p.m. Eastern Time	Media:	Tracy Broadwater
423-224-0498 / tkbroadwater@eastman.com
	Investors:	Greg Riddle
212-835-1620 / griddle@eastman.com

Eastman Announces Fourth-Quarter and Full-Year 2008 Results

KINGSPORT, Tenn., Jan. 29, 2009 – Eastman Chemical Company (NYSE:EMN) today announced a loss of $0.03 per diluted share for fourth quarter 2008 versus earnings from continuing operations of $1.25 per diluted share for fourth quarter 2007.  Excluding the items described below for both periods, fourth-quarter 2008 earnings were $0.05 per diluted share, while fourth-quarter 2007 earnings from continuing operations were $1.27 per diluted share.  For reconciliations to reported company and segment earnings, see Tables 3, 5, and 6 in the accompanying fourth-quarter and full-year 2008 financial tables.

Included in the earnings for fourth quarter 2008 were asset impairments and restructuring charges of $24 million from completion of the restructuring at the South Carolina facility and charges related to a corporate severance program, other operating income of $16 million from the sale of certain mineral rights at an operating manufacturing site, and accelerated depreciation costs of $1 million.  Fourth-quarter 2007 earnings from continuing operations included accelerated depreciation costs of $12 million and reductions to previously recognized asset impairments and restructuring charges resulting in a gain of $4 million.

“The current global recession has resulted in an unprecedented decline in demand and negatively impacted our fourth-quarter results," said Brian Ferguson, chairman and CEO. "The strategic actions we have taken over the last five years, as well as the cost reduction measures we recently announced, position us to weather the current storm and rebound decisively when demand recovers.”

(In millions, except per share amounts)
	4Q2008	4Q2007	FY2008	FY2007
Sales Revenue	$1,346	$1,737	$6,726	$6,830
Earnings (loss) per diluted share from continuing operations	($0.03)	$1.25	$4.31	$3.84
Earnings per diluted share from continuing operations excluding asset impairments and restructuring charges, other operating income, and accelerated depreciation costs*	$0.05	$1.27	$4.50	$5.06
Net cash provided by operating activities	$360	$321	$653	$732

*For reconciliations to reported company and segment earnings, see Tables 3, 5 and 6 in the accompanying fourth-quarter and full-year 2008 financial tables.

Sales revenue for fourth quarter 2008 was $1.3 billion, a 23 percent decline compared with fourth quarter 2007.  Sales revenue for both fourth-quarter 2008 and fourth-quarter 2007 included contract ethylene sales resulting from the fourth-quarter 2006 divestiture of the polyethylene business and contract polymer intermediates sales resulting from the fourth-quarter 2007 divestiture of PET polymers manufacturing facilities and related businesses in Mexico and Argentina.  Fourth-quarter 2007 sales revenue also included sales from the divested Mexico and Argentina PET manufacturing facilities.  Excluding these sales for both periods, sales revenue declined 16 percent as sales volume declined 18 percent.  The decline in sales volume was attributed to the global recession which resulted in an unprecedented drop in demand. For reconciliations to reported company and segment sales revenue, see Tables 4 and 5 in the accompanying fourth-quarter and year-end 2008 financial tables.

Operating earnings in fourth quarter 2008 were $5 million compared with operating earnings of $144 million in fourth quarter 2007. Excluding accelerated depreciation costs, asset impairments and restructuring charges, and other operating income, fourth-quarter 2008 operating earnings were $14 million.  Fourth-quarter 2007 operating earnings, excluding accelerated depreciation costs and a gain from reductions to previously recognized asset impairments and restructuring charges, were $152 million.  The decline in operating earnings was due primarily to the sharp decline in demand which resulted in lower sales volume and historically low capacity utilization which resulted in higher unit costs.  The company's fourth-quarter 2008 raw material and energy costs increased by $25 million compared with fourth quarter 2007.

Segment Results 4Q 2008 versus 4Q 2007

Coatings, Adhesives, Specialty Polymers and Inks –
Sales revenue declined by 14 percent as lower sales volume was partially offset by higher selling prices.  The lower sales volume was due to the sharp decline in customer demand in all regions attributed to the global recession.  Operating earnings, excluding asset impairments and restructuring charges and other operating income in fourth quarter 2008, were $32 million in fourth quarter 2008 compared with $45 million in fourth quarter 2007 with the decline primarily due to lower sales volume, higher unit costs from lower capacity utilization, and higher raw material and energy costs including losses from the settlement of commodity hedges, partially offset by higher selling prices.

Fibers – Sales revenue declined by 2 percent as lower sales volume was partially offset by higher selling prices.  The lower sales volume was due to significantly lower demand for acetate yarn attributed to the global recession.  Fourth-quarter 2008 operating earnings were $43 million compared with $62 million in fourth quarter 2007.  The decline in operating earnings was due to lower sales volume and higher raw material and energy costs, partially offset by higher selling prices.

Performance Chemicals and Intermediates – Sales revenue declined by 27 percent, and excluding contract ethylene sales declined by 20 percent, due primarily to lower sales volume.  The decline in sales volume was primarily in olefin-based derivatives and is attributed to the global recession. Operating results, excluding accelerated depreciation costs in both periods and asset impairments and restructuring charges and other operating income in fourth quarter 2008, declined to a loss of $13 million in fourth quarter 2008 compared with operating earnings of $62 million in fourth quarter 2007.  The decline was primarily attributed to the global recession, which resulted in lower sales volume and higher unit costs from lower capacity utilization, and lower selling prices.  In addition, results were negatively impacted by higher raw material and energy costs, which included losses from the settlement of commodity hedges.  Also, fourth-quarter 2007 revenue and operating earnings included $22 million of earnings from the licensing of acetyl technology.

Performance Polymers – Sales revenue declined by 45 percent. Fourth quarter 2007 sales revenue included revenue from the divested PET polymers manufacturing facilities and related businesses in Mexico and Argentina. Sales revenue from U.S. PET manufacturing sites, excluding contract polymer intermediates sales in both periods, declined by 30 percent in fourth quarter 2008 due to lower sales volume and lower selling prices.  The lower sales volume was attributed to weaker demand for bottled carbonated soft drinks as well as lighter-weight water bottles, and the lower selling prices were attributed to the steep decline in raw material prices, particularly for paraxylene.  Excluding asset impairments and restructuring charges in both periods, and accelerated depreciation costs in fourth quarter 2007, operating results for U.S. PET manufacturing sites were a loss of $32 million in fourth quarter 2008 compared with a loss of $15 million in fourth quarter 2007. Operating results declined due to lower selling prices which were partially offset by lower raw material and energy costs, lower sales volume resulting in lower capacity utilization and higher unit costs, and shutdown costs related to the debottleneck of the PET facility based on IntegRex™ technology.

Specialty Plastics - Sales revenue declined by 15 percent as lower sales volume was partially offset by higher selling prices. The decline in sales volume was due to the sharp decline in demand attributed to the global recession.  As a result, fourth-quarter 2008 operating results declined to a loss of $3 million compared with operating earnings of $16 million in fourth quarter 2007.

Corporate FY 2008 versus FY 2007

For full-year 2008, Eastman reported earnings from continuing operations of $4.31 per diluted share compared with full-year 2007 earnings from continuing operations of $3.84 per diluted share.  Excluding the items described below for both periods, full-year 2008 earnings from continuing operations were $4.50 per diluted share, while full-year 2007 earnings from continuing operations were $5.06 per diluted share.  For reconciliations to reported company and segment earnings, see Tables 3, 5, and 6 in the accompanying fourth-quarter and full-year 2008 financial tables.

Included in the earnings from continuing operations for full-year 2008 were asset impairments and restructuring charges of $46 million, other operating income of $16 million, and accelerated depreciation costs of $9 million. Full-year 2007 earnings from continuing operations included accelerated depreciation costs of $49 million and asset impairments and restructuring charges of $112 million.

Eastman's full-year 2008 sales revenue was $6.7 billion, a decline of 1 percent year-over-year.  Full-year 2008 and full-year 2007 sales revenue included contract ethylene sales and contract polymer intermediates sales; full-year 2007 sales revenue included sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Excluding these sales from both periods, sales revenue increased 3 percent. The increase in sales revenue was due to higher selling prices in response to higher raw material and energy costs partially offset by lower sales volume.  For reconciliations to reported company and segment sales revenue, see Tables 4 and 5 in the accompanying fourth-quarter and year-end 2008 financial tables.

Operating earnings for full-year 2008 were $519 million compared with operating earnings for full-year 2007 of $504 million.  Excluding accelerated depreciation costs, asset impairments and restructuring charges and other operating income, full-year 2008 operating earnings were $558 million.  Full-year 2007 operating earnings excluding accelerated depreciation costs and asset impairments and restructuring charges were $665 million.  The lower full-year operating earnings excluding these items were driven by the sharp year-over-year decline in fourth-quarter results. The company's full-year 2008 raw material and energy costs increased by $600 million compared with full-year 2007.

Segment Results FY 2008 versus FY 2007

Coatings, Adhesives, Specialty Polymers and Inks – Sales revenue increased by 5 percent due to higher selling prices partially offset by lower sales volume.  The higher selling prices were mainly the result of efforts to offset higher raw material and energy costs while the lower sales volume was primarily attributed to the recession in North America and the divestiture of certain adhesives product lines.  Operating earnings, excluding other operating income in 2008 and a gain from reductions to previously recognized asset impairments and restructuring charges in 2007, were $197 million in 2008 compared with $234 million in 2007.  The decline in operating earnings was due primarily to lower sales volume throughout the year and lower capacity utilization, particularly in the fourth quarter 2008, causing higher unit costs.

Fibers – Sales revenue increased by 5 percent due to higher selling prices.  The higher selling prices were mainly the result of efforts to offset higher raw material and energy costs.  Operating earnings were $238 million both for full-year 2008 and full-year 2007 as higher selling prices were offset by higher raw material and energy costs.

Performance Chemicals and Intermediates – Sales revenue increased 3 percent, or 4 percent excluding contract ethylene sales, as higher selling prices in response to higher raw material and energy costs more than offset lower sales volume.  The lower sales volume was primarily in olefin-based derivative products, particularly in Asia, and bulk olefins related to the previously reported shutdown of a cracking unit.  Operating earnings, excluding accelerated depreciation costs and asset impairments and restructuring charges in both periods and other operating income in 2008, were $171 million in 2008 compared with $238 million in 2007.  The decline was primarily in the Asia Pacific region due to lower sales volume, particularly for olefin-based derivative product lines, and higher raw material and energy costs partially offset by higher selling prices.  In addition, 2007 operating earnings were favorably impacted by market conditions, primarily for olefin-based derivative products and acetyl chemicals in Asia Pacific and the United States, and by competitor outages.  Full-year 2007 sales revenue and operating earnings included $22 million of earnings in fourth quarter from the licensing of acetyl technology.

Performance Polymers – Sales revenue declined by 24 percent primarily due to the divestiture of the PET polymers manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Sales revenue from U.S. PET manufacturing sites, excluding contract polymer intermediates sales in both periods, declined by 5 percent due to lower sales volume resulting from the shutdown of higher cost PET assets in the first half of 2008 and weaker demand for bottled carbonated soft drinks as well as lighter-weight water bottles.   For 2008, operating results for U.S. PET manufacturing sites included accelerated depreciation costs of $4 million and asset impairments and restructuring charges of $24 million.  Full-year 2007 operating results included accelerated depreciation costs of $29 million and asset impairments and restructuring charges of $113 million.  Excluding these items, operating results for U.S. PET manufacturing sites were a loss of $29 million in 2008 compared with a loss of $53 million in 2007. The 2008 operating loss was driven by fourth-quarter results.  Full-year operating results improved due to actions to improve results at the company’s South Carolina PET facility and higher selling prices, partially offset by higher and more volatile raw material and energy costs and lower sales volume resulting in lower capacity utilization and higher unit costs, particularly in fourth quarter 2008.

Specialty Plastics – Sales revenue increased by 6 percent due to higher selling prices and favorable foreign currency exchange rates and favorable shift in product mix.  Operating earnings for 2008 included other operating income of $2 million and 2007 operating earnings included asset impairments and restructuring charges of $1 million and accelerated depreciation costs of $1 million. Excluding these items, operating earnings were $33 million in 2008 compared with $67 million in 2007 due to higher and more volatile raw material and energy costs and lower capacity utilization resulting in higher unit costs, particularly in fourth quarter 2008.

Cash Flow

Eastman generated $653 million in cash from operating activities in 2008 compared to $732 million in 2007.  The decrease reflects a decline in net earnings excluding accelerated depreciation and asset impairments and restructuring charges.   During 2008, the company repurchased shares for a total amount of $501 million.  Net debt for the company, defined as total borrowings less cash and cash equivalents, totaled $1.1 billion at year end.

Outlook

Commenting on the outlook for first quarter and full-year 2009, Ferguson said, “While we expect the weak demand in fourth quarter 2008 to continue in first quarter 2009, our capacity utilization likely reached its lowest point in December.  We anticipate that our capacity utilization will improve through the first quarter due to a modest increase in demand, and on average be slightly higher in first quarter 2009 compared with fourth quarter 2008.  As a result, we expect our first quarter earnings per share to be slightly higher than fourth quarter earnings per share excluding gains and charges related to strategic and cost cutting actions in fourth quarter 2008.”

Eastman will host a conference call with industry analysts on January 30 at 8:00 a.m. Eastern Time. To listen to the live webcast of the conference call and view the accompanying slides, go to www.investors.eastman.com, Presentations. To listen via telephone, the dial-in number is (913) 981-5564, passcode number 8840395. A web replay and the accompanying slides will be available at www.investors.eastman.com, Presentations.  A telephone replay will be available continuously from 11:00 a.m. Eastern Time, January 30, to 12:00 a.m. Eastern Time, February 6, 2008, at 719-457-0820, passcode number 8840395.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is a major supplier of cellulose acetate fibers; and produces PET polymers for packaging. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2008 sales of $6.7 billion and approximately 10,500 employees. For more information about Eastman and its products, visit www.eastman.com.

##
Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions; demand for Eastman products; Eastman capacity utilization; and earnings for first quarter 2009. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-Q filed for the third quarter 2008, and the Form 10-K to be filed for 2008, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

FINANCIAL INFORMATION
January 29, 2009

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), January 30, 2009.

Table of Contents

Item		Page

TABLE 1	Statements of Earnings	1

TABLE 2A	Segment Sales Information	2

TABLE 2B	Sales Revenue Change	2

TABLE 2C	Sales by Region	3

TABLE 2D	Percentage Growth in Sales Volume by Region	3

TABLE 3	Operating Earnings (Loss), Accelerated Depreciation Costs, Asset Impairments and Restructuring Charges, Net, and Other Operating Income	4

TABLE 4	Eastman Chemical Company Detail of Sales Revenue	5

TABLE 5	Performance Polymers Segment Detail of Sales Revenue, Operating Earnings (Loss), Accelerated Depreciation Costs, and Asset Impairments and Restructuring Charges, Net	6

TABLE 6	Operating Earnings, Earnings (Loss), and Earnings Per Share from Continuing Operations Reconciliation	8

TABLE 7	Statements of Cash Flows	10

TABLE 8	Selected Balance Sheet Items	11

During 2007 and first quarter 2008, the company took strategic actions in its Performance Polymers segment for its underperforming polyethylene terephthalate ("PET") manufacturing facilities outside the United States.  During second quarter 2007, the company sold its PET manufacturing facility in Spain.   In first quarter 2008, the company sold its PET polymers and purified terephthalic acid ("PTA") production facilities in the Netherlands and its PET production facility in the United Kingdom and the related assets and businesses.  Because the company exited the PET business in the European region, results from sales of PET products manufactured at the Spain, the Netherlands, and the United Kingdom facilities, including impairments and restructuring charges of those operations, and gains and losses from disposal of those assets and businesses, are presented as discontinued operations and are therefore not included in results from continuing operations for the company or the Performance Polymers segment under generally accepted accounting principles.

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	Fourth Quarter		Twelve Months
(Dollars in millions, except per share amounts)	2008	2007	2008	2007

Sales	$1,346	$1,737	$6,726	$6,830
Cost of sales	1,200	1,447	5,600	5,638
Gross profit	146	290	1,126	1,192

Selling, general and administrative expenses	95	110	419	420
Research and development expenses	38	40	158	156
Asset impairments and restructuring charges (gains), net	24	(4)	46	112
Other operating income, net	(16)	--	(16)	--
Operating earnings	5	144	519	504

Interest expense, net	17	15	70	62
Other charges (income), net	13	(10)	20	(28)
Earnings (loss) from continuing operations before income taxes	(25)	139	429	470
Provision (benefit) for income taxes from continuing operations	(23)	38	101	149
Earnings (loss) from continuing operations	(2)	101	328	321

Loss from discontinued operations, net of tax	--	(3)	--	(10)
Gain (loss) from disposal of discontinued operations, net of tax	--	--	18	(11)
Net earnings (loss)	$(2)	$98	$346	$300

Basic earnings per share
Earnings (loss) from continuing operations	$(0.03)	$1.26	$4.36	$3.89
Earnings (loss) from discontinued operations	--	(0.04)	0.23	(0.26)
Basic earnings per share	$(0.03)	$1.22	$4.59	$3.63

Diluted earnings per share
Earnings (loss) from continuing operations	$(0.03)	$1.25	$4.31	$3.84
Earnings (loss) from discontinued operations	--	(0.04)	0.24	(0.26)
Diluted earnings per share	$(0.03)	$1.21	$4.55	$3.58

Shares (in millions) outstanding at end of period	72.5	79.8	72.5	79.8

Shares (in millions) used for earnings per share calculation
Basic	72.4	80.5	75.2	82.8
Diluted	72.4	81.5	76.0	83.9

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 2A – SEGMENT SALES INFORMATION

	Fourth Quarter		Twelve Months
(Dollars in millions)	2008	2007	2008	2007
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$311	$362	$1,524	$1,451
Fibers	262	268	1,045	999
Performance Chemicals and Intermediates	392	536	2,160	2,095
Performance Polymers	188	343	1,074	1,413
Specialty Plastics	193	228	923	872
Total Eastman Chemical Company	$1,346	$1,737	$6,726	$6,830

TABLE 2B – SALES REVENUE CHANGE

Fourth Quarter 2008 Compared to Fourth Quarter 2007
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	(14) %	(27) %	13%	-- %	-- %
Fibers	(2) %	(10) %	7%	1%	-- %
Performance Chemicals and Intermediates (1)	(27) %	(18) %	(5) %	(4) %	-- %
Performance Polymers (2)(3)	(45) %	(32) %	(10) %	(3) %	-- %
Specialty Plastics	(15) %	(21) %	5%	-- %	1%

Total Eastman Chemical Company	(23) %	(22) %	1%	(2) %	-- %

Twelve Months 2008 Compared to Twelve Months 2007
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	5%	(10) %	12%	2%	1%
Fibers	5%	(1) %	6%	-- %	-- %
Performance Chemicals and Intermediates (1)	3%	(10) %	14%	(1) %	-- %
Performance Polymers (2)(3)	(24) %	(26) %	4%	(2) %	-- %
Specialty Plastics	6%	(1) %	3%	2%	2%

Total Eastman Chemical Company	(1) %	(11) %	9%	-- %	1%

(1)  Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene ("PE") businesses.  Refer to Table 4 for more information.

(2)  Sales revenue in 2008 and 2007 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

 (3)  Included in 2007 sales revenue are sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 2C – SALES BY REGION

	Fourth Quarter		Twelve Months
(Dollars in millions)	2008	2007	2008	2007

Sales by Region
United States and Canada (1)	$778	$990	$4,065	$4,043
Asia Pacific	264	321	1,185	1,103
Europe, Middle East, and Africa	203	238	977	932
Latin America (2)(3)	101	188	499	752
	$1,346	$1,737	$6,726	$6,830

(1) Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

(2)  Included in 2007 sales revenue are sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

(3)  Included in 2008 and 2007 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses.  Refer to Tables 4 and 5 for more information.

TABLE 2D – PERCENTAGE GROWTH IN SALES VOLUME BY REGION

	Fourth Quarter	Twelve Months
Regional sales volume growth
United States and Canada (1)	(20) %	(11) %
Asia Pacific	(19) %	(4) %
Europe, Middle East, and Africa	(19) %	(2) %
Latin America (2)(3)	(44) %	(37) %

(1) Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

(2)  Included in 2007 sales revenue are sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

(3)  Included in 2008 and 2007 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses. Refer to Tables 4 and 5 for more information.

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET, AND OTHER OPERATING INCOME

	Fourth Quarter		Twelve Months
(Dollars in millions)	2008	2007	2008	2007
Operating Earnings (Loss) by Segment and Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$35	$45	$202	$235
Asset impairments and restructuring charges (gains)	2	--	--	(1)
Other operating income	(5)	--	(5)	--
Operating earnings excluding items	32	45	197	234

Fibers
Operating earnings	43	62	238	238

Performance Chemicals and Intermediates
Operating earnings (loss)	(7)	59	153	220
Accelerated depreciation costs included in costs of goods sold	1	3	5	19
Asset impairments and restructuring charges (gains)	2	--	22	(1)
Other operating income	(9)	--	(9)	--
Operating earnings (loss) excluding items	(13)	62	171	238

Performance Polymers
Operating loss	(52)	(26)	(57)	(207)
Accelerated depreciation costs included in costs of goods sold	--	9	4	29
Asset impairments and restructuring charges (gains)	20	(2)	24	113
Operating loss excluding items	(32)	(19)	(29)	(65)

Specialty Plastics
Operating earnings (loss)	(1)	16	35	65
Accelerated depreciation costs included in costs of goods sold	--	--	--	1
Asset impairments and restructuring charges, net	--	--	--	1
Other operating income	(2)	--	(2)	--
Operating earnings (loss) excluding items	(3)	16	33	67

Total Operating Earnings by Segment and Items
Total operating earnings	18	156	571	551
Total accelerated depreciation costs included in costs of goods sold	1	12	9	49
Total asset impairments and restructuring charges (gains)	24	(2)	46	112
Total other operating income	(16)	--	(16)	--
Total operating earnings excluding items	27	166	610	712

Other (1)
Operating loss	(13)	(12)	(52)	(47)
Asset impairments and restructuring gains	--	(2)	--	--
Operating loss excluding items	(13)	(14)	(52)	(47)

Total Eastman Chemical Company
Total operating earnings	$5	$144	$519	$504
Total accelerated depreciation costs included in costs of goods sold	1	12	9	49
Total asset impairments and restructuring charges, net	24	(4)	46	112
Total other operating income	(16)	--	(16)	--
Total operating earnings excluding items	$14	$152	$558	$665

(1) Expenses not identifiable to an operating segment are not included in segment operating results and are shown as "other" operating losses.

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 4 – EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2008	2008	2008	2008	2008

Sales Revenue	$1,727	$1,834	$1,819	$1,346	$6,726
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	92	102	89	31	314
Performance Polymers – contract polymer intermediates sales (2)	56	26	35	21	138
Sales revenue excluding listed items	$1,579	$1,706	$1,695	$1,294	$6,274

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales Revenue	$1,637	$1,764	$1,692	$1,737	$6,830
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	70	74	84	86	314
Performance Polymers – PET sales from Mexico and Argentina manufacturing facilities (3)	125	110	90	88	413
Performance Polymers – contract polymer intermediates sales (2)	--	--	--	15	15
Sales revenue excluding listed items	$1,442	$1,580	$1,518	$1,548	$6,088

(1) Sales revenue for 2008 and 2007 included contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses in fourth quarter 2006.
(2) Sales revenue for 2008 and 2007 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Fourth quarter and full year 2007 amounts, previously reported as $23 million, have been corrected to remove $8 million in sales revenue reported in results from discontinued operations.

 (3) Sales revenue for 2007 included sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not presented as discontinued operations due to the Performance Polymers segment's continuing involvement in the Latin American region and polymer intermediates sales to the divested facilities.

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2008	2008	2008	2008	2008

Sales revenue - U.S. PET manufacturing facilities	$304	$289	$293	$188	$1,074
Less: contract polymer intermediates sales (1)	56	26	35	21	138
Sales revenue - U.S. PET manufacturing facilities excluding contract sales	$248	$263	$258	$167	$936

Operating earnings (loss) - PET product lines (2)	$(6)	$2	$(1)	$(52)	$(57)

Less: operating loss from sales from Mexico and Argentina PET manufacturing facilities (2)(3)	--	--	(3)	--	(3)
Operating earnings (loss) - U.S. PET manufacturing facilities (2)	$(6)	$2	$2	$(52)	$(54)

Operating earnings (loss) excluding items - PET product lines (1)(2)(4)	$(4)	$6	$1	$(32)	$(29)

Less: operating loss excluding items from sales from Mexico and Argentina PET manufacturing facilities (2)(3)(5)	--	--	--	--	--
Operating earnings (loss) excluding items - U.S. PET manufacturing facilities (2)(6)	$(4)	$6	$1	$(32)	$(29)

(1) Sales revenue for 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

(2) Includes allocated costs consistent with the company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.
(3) Operating results included asset impairments and restructuring charges, net related to PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.
 (4) Items are accelerated depreciation costs of $1 million, $2 million, and $1 million for first, second, and third quarters 2008, respectively, and asset impairments and restructuring charges, net of $1 million, $2 million, $1 million, and $20 million for first, second, third, and fourth quarters 2008, respectively.

(5) Items are asset impairments and restructuring charges, net relating to the Mexico and Argentina PET manufacturing facilities and were $3 million in third quarter 2008.
(6) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains) related to U.S. PET manufacturing sites.  Asset impairments and restructuring charges (gains) were $1 million, $2 million, and $(2) million for first, second, and third quarters 2008, respectively.  Accelerated depreciation costs were $1 million, $2 million, $1 million, and $2 million for first, second, third, and fourth quarters 2008, respectively.

[Table 5 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET (continued)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales revenue - PET product lines (1)	$348	$382	$340	$343	$1,413

Less: sales from Mexico and Argentina PET manufacturing facilities (2)	125	110	90	88	413
Sales revenue - U.S. PET manufacturing facilities	223	272	250	255	1,000

Less: contract polymer intermediates sales (3)	--	--	--	15	15
Sales revenue - U.S. PET manufacturing facilities excluding contract sales	$223	$272	$250	$240	$985

Operating loss - PET product lines (1)(4)	$(32)	$(21)	$(128)	$(26)	$(207)

Less: operating loss from sales from Mexico and Argentina PET manufacturing facilities (2)(4)	--	(4)	(121)	(2)	(127)
Operating loss - U.S. PET manufacturing facilities (4)	$(32)	$(17)	$(7)	$(24)	$(80)

Operating loss excluding items - PET product lines (1)(4)(5)	$(25)	$(14)	$(7)	$(19)	$(65)

Less: operating loss excluding items from sales from Mexico and Argentina PET manufacturing facilities (2)(4)(6)	--	(4)	(4)	(4)	(12)
Operating loss excluding items - U.S. PET manufacturing facilities (4)(7)	$(25)	$(10)	$(3)	$(15)	$(53)

(1) During 2007, the Performance Polymers segment consisted primarily of the company's PET product lines, and also included various polymer intermediate derivatives.  The PE product lines were divested in 2006.

(2) Sales revenue and operating results for 2007 included sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not presented as discontinued operations due to the Performance Polymers segment's continuing involvement in the Latin American region and polymer intermediates sales to the divested facilities.

(3) Sales revenue for 2007 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Fourth quarter and full year 2007 amounts, previously reported as $23 million, have been corrected to remove $8 million in sales revenue reported in results from discontinued operations.

(4) Includes allocated costs consistent with the company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.
 (5) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains).  Asset impairments and restructuring charges (gains) were $1 million, $114 million, and $(2) million in second, third, and fourth quarters 2007, respectively.  Accelerated depreciation costs were $7 million, $6 million, $7 million, and $9 million in first, second, third, and fourth quarters 2007, respectively.

(6) Items are asset impairments and restructuring charges (gains) relating to the Mexico and Argentina PET manufacturing facilities, and were $117 million and $(2) million in third and fourth quarters 2007, respectively.

(7) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains) related to U.S. PET manufacturing sites.  Asset impairments and restructuring charges (gains) were $1 million and $(3) million in second and third quarters 2007, respectively.  Accelerated depreciation costs were $7 million, $6 million, $7 million, and $9 million in first, second, third, and fourth quarters 2007, respectively.

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, EARNINGS (LOSS), AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION

EARNINGS (LOSS) PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

		Fourth Quarter 2008
				Earnings (Loss) from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$ $	5	$ $	(25)	$ $	(2)	$ $	(0.03)

Certain Items:
Accelerated depreciation costs included in costs of goods sold		1		1		1		0.01
Asset impairments and restructuring charges, net		24		24		15		0.20
Other operating income		(16)		(16)		(10)		(0.13)
Excluding certain items	$ $	14	$ $	(16)	$ $	4	$ $	0.05

		Fourth Quarter 2007
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$ $	144	$ $	139	$ $	101	$ $	1.25

Certain Items:
Accelerated depreciation costs included in costs of goods sold		12		12		8		0.10
Asset impairments and restructuring charges, net		(4)		(4)		(6)		(0.08)
Excluding certain items	$ $	152	$ $	147	$ $	103	$ $	1.27

[Table 6 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, EARNINGS (LOSS), AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS (continued)

		Twelve Months 2008
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$ $	519	$ $	429	$ $	328	$ $	4.31

Certain Items:
Accelerated depreciation costs included in costs of goods sold		9		9		6		0.08
Asset impairments and restructuring charges, net		46		46		32		0.42
Other operating income		(16)		(16)		(10)		(0.13)
Net deferred tax benefits related to the previous divestiture of businesses		--		--		(14)		(0.18)
Excluding certain items	$ $	558	$ $	468	$ $	342	$ $	4.50

		Twelve Months 2007
				Earnings from Continuing Operations
(Dollars in millions)		Operating Earnings		Before Tax		After Tax		Per Diluted Share

As reported	$ $	504	$ $	470	$ $	321	$ $	3.84

Certain Items:
Accelerated depreciation costs included in costs of goods sold		49		49		31		0.37
Asset impairments and restructuring charges, net		112		112		71		0.85
Excluding certain items	$ $	665	$ $	631	$ $	423	$ $	5.06

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 7 – STATEMENTS OF CASH FLOWS

	Twelve Months
(Dollars in millions)	2008	2007

Cash flows from operating activities
Net earnings	$346	$300

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	267	327
Asset impairments	1	138
Gain on sale of assets	(14)	(8)
Provision (benefit) for deferred income taxes	(71)	(9)
Changes in operating assets and liabilities:
(Increase) decrease in receivables	261	(28)
(Increase) decrease in inventories	(95)	66
Increase (decrease) in trade payables	(211)	48
Increase (decrease) in liabilities for employee benefits and incentive pay	7	(55)
Other items, net	162	(47)

Net cash provided by operating activities	653	732

Cash flows from investing activities
Additions to properties and equipment	(634)	(518)
Proceeds from sale of assets and investments	337	202
Investments in and acquisitions of joint ventures	(38)	(40)
Additions to capitalized software	(10)	(11)
Other items, net	(31)	32

Net cash used in investing activities	(376)	(335)

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other borrowings	(7)	(22)
Repayment of borrowings	(175)	--
Dividends paid to stockholders	(135)	(147)
Treasury stock purchases	(501)	(382)
Proceeds from stock option exercises and other items	39	103

Net cash used in financing activities	(779)	(448)

Effect of exchange rate changes on cash and cash equivalents	1	--

Net change in cash and cash equivalents	(501)	(51)

Cash and cash equivalents at beginning of period	888	939

Cash and cash equivalents at end of period	$387	$888

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2009
5:00 PM EDT

TABLE 8 – SELECTED BALANCE SHEET ITEMS

	December 31,	December 31,
(Dollars in millions)	2008	2007

Current Assets	$1,423	$2,293

Net Properties and Equipment	3,198	2,846

Other Assets	660	870

Total Assets	$5,281	$6,009

Payables and Other Current Liabilities	$819	$1,050

Short-term Borrowings	13	72

Long-term Borrowings	1,442	1,535

Other Liabilities	1,454	1,270

Stockholders’ Equity	1,553	2,082

Total Liabilities and Stockholders’ Equity	$5,281	$6,009